                         FREMONT HOME LOAN TRUST 2006-B
                                 Issuing Entity

                        [FREMONT INVESTMENT & LOAN LOGO]

                  MORTGAGE-BACKED CERTIFICATES, SERIES 2006-B
                             (POOL II CERTIFICATES)

                           $275,436,000 (APPROXIMATE)

                     FREMONT MORTGAGE SECURITIES CORPORATION
                                    Depositor

                            FREMONT INVESTMENT & Loan
                    Originator, Seller, Sponsor and Servicer

                             WELLS FARGO BANK, N.A.
                     Master Servicer and Trust Administrator

                           [UBS INVESTMENT BANK LOGO]

                                  July 31, 2006

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY DISCLAIMER APPEARING AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED STATING EITHER OF THE FOLLOWING (OR ANY DERIVATIVE THEREOF):

(1) THAT THESE MATERIALS CONTAIN CONFIDENTIAL INFORMATION; OR

(2) THAT THE SENDER DOES NOT ACCEPT LIABILITY RELATING TO THE ACCURACY OR COMPLETENESS OF THESE MATERIALS; OR

(3) THAT THESE MATERIALS DO NOT CONSTITUTE A SOLICITATION OR AN OFFER TO BUY OR SELL SECURITIES IN EACH CASE, IS NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA E-MAIL OR ANOTHER SYSTEM SUCH AS BLOOMBERG.

                             COMPUTATIONAL MATERIALS

The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC. Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                         FREMONT HOME LOAN TRUST 2006-B

                                    (POOL II)

                   MORTGAGE-BACKED CERTIFICATES, SERIES 2006-B

                           $275,436,000 (APPROXIMATE)

                                                                         EXPECTED
                    INITIAL                                              PRINCIPAL
                  CERTIFICATE                          EXPECTED         WINDOW (5)                           EXPECTED RATINGS
                   PRINCIPAL       CERTIFICATE      WAL (YEARS)(5)        START -         LEGAL FINAL        (S&P / MOODY'S /
     CLASS        BALANCE($)(1)   TYPE (2)(3)(4)   CALL / MATURITY    CALL - MATURITY    MATURITY DATE        FITCH / DBRS)
---------------   -------------   --------------   ---------------    ---------------    -------------   ------------------------
     SL-A          192,405,000      FLT / SR         1.21 / 1.21         1-30 / 1-30      August 2036       AAA/Aaa/AAA/AAA
     SL-M1          13,815,000      FLT / SUB        5.33 / 6.89       30-66 / 30-147     August 2036      AA+/Aa1/AA+/AA(high)
     SL-M2          12,376,000      FLT / SUB        4.73 / 5.14       47-66 / 47-135     August 2036      AA/Aa2/AA+/AA(high)
     SL-M3           8,490,000      FLT / SUB        4.33 / 4.74       43-66 / 43-132     August 2036      AA-/Aa3/AA/AA
     SL-M4           7,483,000      FLT / SUB        4.17 / 4.58       40-66 / 40-129     August 2036      A+/A1/AA-/AA(low)
     SL-M5           7,771,000      FLT / SUB        4.08 / 4.48       38-66 / 38-126     August 2036      A/A2/A+/A(high)
     SL-M6           7,195,000      FLT / SUB        4.01 / 4.41       36-66 / 36-122     August 2036        A-/A3/A/A
     SL-M7           7,051,000      FLT / SUB        3.97 / 4.35       35-66 / 35-119     August 2036      BBB+/Baa1/A-/A(low)
     SL-M8           6,619,000      FLT / SUB        3.93 / 4.31        34-66/ 34-115     August 2036    BBB/Baa2/BBB+/BBB(high)
     SL-M9           5,900,000      FLT / SUB        3.91 / 4.27       33-66 / 33-110     August 2036    BBB-/Baa3/BBB+/BBB(high)
     SL-B1           6,331,000      FIX / SUB        1.14 / 1.14         1-17 / 1-17      August 2036      BB+/Ba1/BBB/BBB
  Initial OC        12,380,649
Total (Less OC)    275,436,000

(1)   Subject to a variance of +/- 5%.

(2) The Floating-Rate Certificates will have a coupon equal to One-Month LIBOR plus a related certificate margin, subject to the Net WAC Rate as described herein and subject to increase as described below.

(3) The Fixed Rate Certificates will have a coupon equal to 6.50% subject to the Net WAC Rate as described herein and subject to increase as described below.

(4) Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for the Class SL-A Certificates will increase to two times such Certificates' initial certificate margin and the certificate margin for each of the Class SL-M Certificates will increase to one-and-a-half times each such Certificates' initial certificate margin. Beginning with the first Distribution Date after the Optional Termination Date, the certificate coupon on the Class SL-B1 Certificates will increase by 0.50%.

(5) Run at the Pricing Speed to call at less than or equal to the 10% Optional Termination and maturity assuming 75% Prepayment Penalty Collection Rate. Also assumes that One-Month LIBOR remains constant at a rate of 5.40%.

                                  PRICING SPEED

    Fixed-Rate Mortgage Loans      15% CPR increasing to 35% CPR over 12 months

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Issuing Entity:               Fremont Home Loan Trust 2006-B

Depositor:                    Fremont Mortgage Securities Corporation

Sponsor, Seller, Service &    Fremont Investment & Loan ("Fremont")

Originator:

Lead Manager                  UBS Securities LLC ("UBS Investment Bank").

Co-Managers:                  Goldman, Sachs & Co. and Hoefer and Arnett

Master Servicer &             Wells Fargo Bank, N.A.

Trust Administrator:

Trustee/Custodian:            HSBC Bank USA, National Association.

Swap Provider:                TBD

Pool II Certificates:         The Class SL-A Certificates (the "SENIOR
                              CERTIFICATES"), the Class SL-M1, Class SL-M2,
                              Class SL-M3, Class SL-M4, Class SL-M5, Class
                              SL-M6, Class SL-M7, Class SL-M8, Class SL-M9
                              (collectively, the "CLASS SL-M CERTIFICATES") and the Class SL-B1 Certificates (and together with the Class SL-M Certificates the "SUBORDINATE
                              CERTIFICATES"), the Class SL-C Certificates and the Class R Certificates.

Offered Certificates:         The Senior Certificates and the Subordinate
                              Certificates are referred to herein as the "OFFERED CERTIFICATES."

Non-Offered Certificates      The Class SL-C Certificates and the Class R
                              Certificates.

Floating-Rate Certificates:   The Class SL-A Certificates and Class SL-M
                              Certificates.

Fixed-Rate Certificates:      The Class SL-B1 Certificates.

Pool I Certificates:          The Issuing Entity will also issue a separate
                              series of certificates backed by a separate pool of first and second lien mortgage loans (the "POOL
                              I Certificates"). The pool I mortgage loans are entirely separate from the pool II mortgage loans.
                              The pool I mortgage loans relate solely to the Pool I Certificates, and the pool II mortgage loans relate solely to the Pool II Certificates.

Expected Pricing Date:        The week of July 31, 2006.

Expected Closing Date:        On or about August 3, 2006.

Legal Final Maturity Date:    The Distribution Date in August 2036. This date
                              represents the Distribution Date occurring one month following the maturity date of the latest maturing Mortgage Loan.

Collateral:                   As of the Cut-Off Date, the Mortgage Loans consist
                              of approximately 4,461 fixed-rate, second lien, closed-end mortgage loans with an aggregate principal balance of approximately $287,816,649.

                              The principal balances of the Mortgage Loans as of the Cut-Off Date represent scheduled balances as of August 1, 2006.

Cut-off Date:                 August 1, 2006.

Record Date:                  With respect to the Floating Rate Certificates,
                              the business day immediately preceding each Distribution Date. With respect to the Fixed Rate
                              Certificates, the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:            The 25th day of each month (or if such 25th day is
                              not a business day, the next succeeding business
                              day) commencing in September 2006.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Determination Date:             The Determination Date with respect to any
                                Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:                     The Due Period with respect to any Distribution
                                Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:              With respect to any Distribution Date, the
                                period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, the period beginning on the cut-off date.) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Interest Accrual Period:        Floating-Rate Certificates: Interest will
                                initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on the basis of a 360-day year and the actual number of days elapsed. Each class of Floating-Rate Certificates will initially settle flat (no accrued interest).

                                Fixed-Rate Certificates: For each Distribution Date the Interest Accrual Period will be the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Interest will accrue during each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months. Each class of Fixed-Rate Certificates will settle with accrued interest and will have a 24-day payment delay.

Master Servicing Fee Rate &     0.0135% per annum.
Trust Administration Fee Rate:

Servicing Fee Rate:             0.50% per annum.

Servicing Advances:             The Servicer is not required to advance
                                delinquent payments of principal and interest on the Mortgage Loans. The servicer is required to make servicing or corporate advances with respect to the Mortgage Loans, but only to the extent such amounts are deemed recoverable. The
                                Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement. The servicer will charge off loans that are more than 180 days delinquent.

Prepayment Interest Shortfalls: Interest shortfalls attributable to voluntary prepayments on the Mortgage Loans.

Compensating Interest:          The Servicer will be required to cover
                                Prepayment Interest Shortfalls on prepayments on the Mortgage Loans in full, but only to the extent of one half of its servicing fee.

Optional Termination:           The Servicer may purchase all of the Mortgage
                                Loans and any REO properties acquired in respect thereof when the aggregate current principal balance of the Mortgage and such REO properties is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, thereby effecting early retirement of the Certificates.

Minimum Denominations:          $100,000 and integral multiples of $1 in excess
                                thereof.

Taxation:                       Designated portions of the Trust will be
                                established as one or more REMICs for federal income tax purposes.

Form of Registration:           It is expected that delivery of the certificates
                                will be made in book-entry form through the Same-Day Funds Settlement System of The
                                Depository Trust Company, on or about August 3,
                                2006 against payment therefore in immediately available funds.

ERISA Considerations:           The Offered Certificates are not expected to be
                                ERISA eligible.

SMMEA Eligibility:              None of the Offered Certificates will constitute
                                "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Credit Enhancement:                     1) Excess Spread

                                        2) Overcollateralization ("OC")

                                        3) Subordination

                                        4) Net Swap Payments received from
                                        counterparty.

Excess Spread:                       The initial weighted average net mortgage
                                     rate of the Mortgage Loans will be greater than the weighted average Pass-Through Rate of the Floating Rate Certificates and Fixed
                                     Rate Certificates, resulting in excess cash flow.

Overcollateralized Amount:           The Overcollateralized Amount with respect
                                     to any Distribution Date is the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Fixed Rate Certificates after taking into account the distribution of principal on such Distribution Date.

Overcollateralization Target         With respect to any Distribution Date, (i)
Amount:                              prior to the Stepdown Date, an amount equal
                                     to 8.40% of the aggregate principal balance of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date plus the cumulative Subordinate Acceleration
                                     Amount (and any similarly applied Net Swap
                                     Payments received from the Swap Provider) distributed to the holder of the Class
                                     SL-B1 Certificates on prior Distribution
                                     Dates (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 16.80% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after taking into account scheduled payments of principal due during such Due Period (to the extent received or advanced) and unscheduled collections of principal received during the related Prepayment
                                     Period) plus the product of a) a fraction, the numerator of which is the cumulative
                                     Subordinate Acceleration Amount (and any similarly applied Net Swap Payments received from the Swap Provider) distributed to the holders of the Class
                                     SL-B1 Certificates on prior Distribution
                                     Dates, and the denominator of which is the aggregate principal balance of the Mortgage
                                     Loans as of the Cut-off Date, b) 2 and c) the current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (to the extent received or advanced) and unscheduled collections of principal received during the related Prepayment
                                     Period) and (y) approximately $1,439,083 or
                                     (iii) if a Trigger Event is in effect, the sum of the Overcollateralization Target
                                     Amount for the immediately preceeding
                                     Distribution Date and the Subordinate
                                     Acceleration Amount (and any similarly
                                     applied Net Swap Payments received from the Swap Provider) distributed to the holders of the Class SL-B1 Certificates on any Distribution Dates occurring after the first Distribution Date on which the Trigger Event is deemed to be in effect.

Subordinate Acceleration             The aggregate amount paid to the Class
Amount:                              SL-B1 Certificates under part (xxiii) of
                                     the Net Monthly Excess Cashflow
                                     Distribution, and part (i) of Prepayment
                                     Penalty Distribution multiplied by the
                                     Prepayment Penalty Collection Rate.

Interest Coverage Account:           On the Closing Date, the Depositor may pay
                                     to the Trustee for deposit in an Interest
                                     Coverage Account, an amount to be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust during the initial Interest Accrual
                                     Period.

Available Funds:                     With respect to any Distribution Date, (x)
                                     the sum of (i) amounts collected on the
                                     Mortgage Loans during the related
                                     Remittance Period and Prepayment Period
                                     (net of the Master Serving Fee Rate, Trust
                                     Administration Fee Rate, Servicing Fee Rate and the Trustee Fee Rate) and (ii) any amounts withdrawn from the Interest
                                     Coverage Account less (y) the sum of (i) any Net Swap Payments paid by the trust and
                                     (ii) any Swap Termination Payment owed to the Swap Provider (not due to a Swap
                                     Provider Trigger Event pursuant to the Swap
                                     Agreement).

Overcollateralization Release        For any Distribution Date, the lesser of
Amount:                              (A) the principal remittance amount on such
                                     Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target
                                     Amount for such Distribution Date.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Overcollateralization Increase       For any Distribution Date, the amount, if
Amount:                              any, by which the Overcollateralization
                                     Target Amount for such Distribution Date exceeds the Overcollateralized Amount for such Distribution Date with the
                                     Overcollateralized Amount for such
                                     Distribution Date calculated, for this
                                     purpose only, after giving effect to
                                     distributions in respect of the principal remittance amount on such Distribution
                                     Date, but before giving effect to any other distributions on the Floating Rate and Fixed Rate Certificates in reduction of the Certificate Principal Balances thereof on such Distribution Date.


Net Monthly Excess Cashflow:         For any Distribution Date, the sum of (x)
                                     any Overcollateralization Release Amount and (y) the excess of the Available Funds over the sum of (i) the Senior Interest
                                     Distribution Amount distributable to the
                                     Class SL-A Certificates, (ii) the Interest
                                     Distribution Amount distributable to the
                                     Subordinate Certificates and (iii) the
                                     principal remittance amount.

Credit Enhancement                   The Credit Enhancement Percentage for any
                                     of the Class SL-A, Class SL-M and SL-B1
                                     Certificates on a Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto
                                     (including the OC) by (y) the aggregate
                                     principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage
                                     Loans and distribution of the Principal
                                     Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

                          CREDIT ENHANCEMENT PERCENTAGE

CERTIFICATE CLASS                  FULLY FUNDED*                       AFTER STEPDOWN DATE
-----------------                  -------------                       -------------------
    SL-A                              37.25%                                 74.50%
    SL-M1                             32.45%                                 64.90%
    SL-M2                             28.15%                                 56.30%
    SL-M3                             25.20%                                 50.40%
    SL-M4                             22.60%                                 45.20%
    SL-M5                             19.90%                                 39.80%
    SL-M6                             17.40%                                 34.80%
    SL-M7                             14.95%                                 29.90%
    SL-M8                             12.65%                                 25.30%
    SL-M9                             10.60%                                 21.20%
    SL-B1                              8.40%                                 16.80%

* Assumes Initial Overcollateralization has fully funded to target of 8.40%, initial OC is approximately 4.30%.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Stepdown Date:                       The earlier to occur of (i) the first
                                     Distribution Date on which the Certificate
                                     Principal Balance of the Class SL-A
                                     Certificates has been reduced to zero and
                                     (ii) the later to occur of (A) the
                                     Distribution Date in September 2009 and (B) the date that the Credit Enhancement
                                     Percentage for the Class SL-A Certificates
                                     (calculated for this purpose only after
                                     taking into account distributions of
                                     principal on the Mortgage Loans, but prior to any distributions of the Principal
                                     Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 74.50%.

Trigger Event:                       With respect to any Distribution Date on or
                                     after the Stepdown Date, a Trigger Event is in effect if:

                                       (a)  The Delinquency Percentage exceeds
                                            10.75% of the Senior Credit
                                            Enhancement Percentage. "Delinquency
                                            Percentage", with respect to any
                                            Distribution Date and the related
                                            Due Period, is the rolling six month
                                            average of a fraction, expressed as
                                            a percentage, the numerator of which
                                            is the sum of the aggregate
                                            principal balance of A) (i) all 60
                                            day Delinquent Mortgage Loans as of
                                            the close of business on the last
                                            day of the related Due Period, (ii)
                                            Mortgage Loans in foreclosure, (iii)
                                            REO Properties and (iv) Mortgage
                                            Loans discharged due to bankruptcy
                                            and B) the denominator of which is
                                            the aggregate principal balance of
                                            the Mortgage Loans as of the close
                                            of business on the last day of the
                                            related Due Period, in each case
                                            after taking into account
                                            unscheduled collections of principal
                                            received during the related
                                            Prepayment Period.

                                       (b)  The aggregate amount of realized
                                            losses incurred since the Cut-off
                                            Date through the last day of the
                                            related Prepayment Period divided by
                                            the aggregate principal balance of
                                            the Mortgage Loans as of the Cut-off
                                            Date exceeds the approximate
                                            applicable percentages set forth
                                            below with respect to such
                                            Distribution Date:

  DISTRIBUTION DATE OCCURRING IN               PERCENTAGE
----------------------------------             ----------
September-2008 through August-2009               3.45%
September-2009 through August-2010               7.75%
September-2010 through August-2011              10.25%
September-2011 through August-2012              12.25%
  September-2012 and thereafter                 13.00%

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Swap Agreement:                      On the Closing Date, the Trustee will enter
                                     into a Swap Agreement with a notional
                                     amount equal to, on each Distribution Date, the lesser of (a) the Scheduled Maximum
                                     Swap Notional Amount multiplied by a factor of 250 and (b) the aggregate outstanding principal balance of the Offered
                                     Certificates (other than the Class SL-B1
                                     Certificates). Under the Swap Agreement, the Trust will be obligated to pay a monthly rate of [5.80]% on the notional amount (calculated on a 30/360 basis) as set forth in the Swap Agreement to the Swap
                                     Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount (calculated on an actual/360 basis) as set forth in the Swap
                                     Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap
                                     Payment"). See the attached schedule for the Scheduled Maximum Swap Notional Amount for each Distribution Date.

                                     Generally, the Net Swap Payment will be
                                     deposited into a swap account (the "Swap
                                     Account") by the Swap Administrator
                                     pursuant to the Pooling and Servicing
                                     Agreement and a swap administration
                                     agreement and amounts on deposit in the
                                     Swap Account will be distributed in
                                     accordance with the terms set forth in the Pooling and Servicing Agreement.

                                     Upon early termination of the Swap
                                     Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full generally, prior to distributions to Certificateholders.

                                     In the event that the Trust receives a Swap
                                     Termination Payment, and a successor Swap
                                     Provider cannot be obtained, then such Swap
                                     Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Swap Account:                        Funds deposited into the Swap Account on a
                                     Distribution Date will include:

                                       (i)    the net swap payments owed to the
                                               Swap Provider for such
                                               Distribution Date,

                                       (ii)    any net swap payments received
                                               from the Swap Provider for such
                                               Distribution Date,

                                     On each Distribution Date, after taking
                                     into account any payments made from Net
                                     Monthly Excess Cashflows, payments from the Swap Account shall be distributed as follows:

                                       (i)     to the Swap Provider, any Net
                                               Swap Payment owed to the Swap
                                               Provider pursuant to the Swap
                                               Agreement for such Distribution
                                               Date;

                                       (ii)    to the Swap Provider, any Swap
                                               Termination Payment owed to the
                                               Swap Provider not due to a Swap
                                               Provider Trigger Event pursuant
                                               to the Swap Agreement;

                                       (iii)   to the Senior Certificates, any
                                               unpaid interest, including any
                                               accrued unpaid interest from a
                                               prior Distribution Date;

                                       (iv)    to the Subordinate Certificates,
                                               sequentially, any unpaid
                                               interest, including any accrued
                                               unpaid interest from prior
                                               Distribution Dates;

                                       (v)     to the Senior Certificates and
                                               the Subordinate Certificates, any
                                               principal in accordance with the
                                               principal payment provisions
                                               described above under "Principal
                                               Paydown" in an amount necessary
                                               to maintain the applicable
                                               Overcollateralization Target
                                               Amount;

                                       (vi)    to the Subordinate Certificates,
                                               sequentially, any remaining
                                               Allocated Realized Loss Amounts;

                                       (vii)   an amount equal to any unpaid
                                               remaining Net WAC Rate Carryover
                                               Amounts with respect to the
                                               Senior and Subordinate
                                               Certificates to such Certificates
                                               first, to the Senior Certificates
                                               based on the remaining Net WAC
                                               Rate Carryover Amount and second,
                                               sequentially, to the Class SL-M1,
                                               Class SL-M2, Class SL-M3, Class
                                               SL-M4, Class SL-M5, Class SL-M6,
                                               Class SL-M7, Class SL-M8 and
                                               Class SL-M9 Certificates.

                                     With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (v) and (vi) above shall not exceed cumulative Realized Losses incurred.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Interest Carry Forward               For each of the Floating Rate Certificates
Amount:                              and Fixed Rate Certificates, on any
                                     Distribution Date, the sum of (i) the
                                     excess of (A) the accrued certificate
                                     interest for such class with respect to the prior Distribution Date (which excludes any Net WAC Rate Carryover Amount with respect to such class), plus any undistributed
                                     Interest Carry Forward Amount from the
                                     prior Distribution Date, over (B) the
                                     amount actually distributed to such class with respect to interest on such prior
                                     Distribution Date and (ii) interest on such excess accrued at the Pass-Through Rate for such class.

Pass-Through Rate:                   The Pass-Through Rate on any Distribution
                                     Date with respect to each class of
                                     Certificates will equal the lesser of (a) the related Formula Rate (with respect to the Floating-Rate Certificates) or the related fixed-rate (with respect to the Fixed-Rate Certificates) for such distribution date and (b) the Net WAC Rate for such Distribution Date.

Formula Rate:                        The Formula Rate for each class of
                                     Floating-Rate Certificates will be equal to the One-Month LIBOR as of the related LIBOR determination date plus the applicable certificate margin.

Interest Distribution Amount:        The Interest Distribution Amount for each
                                     of the Floating Rate Certificates and Fixed
                                     Rate Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act in each case to the extent not allocated to interest accrued on the Class SL-C
                                     Certificates.

Interest Remittance Amount:          For any Distribution Date, that portion of
                                     the Available Funds for such Distribution
                                     Date attributable to interest received or advanced on the Mortgage Loans and to Compensating Interest paid by the Servicer.

Senior Interest Distribution         The Senior Interest Distribution Amount on
                                     any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date with respect to the Class SL-A Certificates and the Interest
                                     Carry Forward Amount, if any, for that
                                     Distribution Date with respect to the Class
                                     SL-A Certificates.

Adjusted Net Mortgage Rate:          The Adjusted Net Mortgage Rate for any
                                     Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of
                                     (i) the master servicing fee rate, (ii) the trust administration fee rate and (iii) the servicing fee rate.

Basis Risk Shortfall:                Because the Mortgage Loans are fixed rate,
                                     and because the Pass-Through Rates on the Floating- Rate Certificates are calculated based on One-Month LIBOR, the application of the Net WAC Rate could result in shortfalls of interest otherwise distributable to such Offered Certificates in certain periods.

                                     To mitigate the risk of such Basis Risk
                                     Shortfalls, the Class SL-A, Class SL-M1,
                                     Class SL-M2, Class SL-M3, Class SL-M4,
                                     Class SL-M5, Class SL-M6, Class SL-M7,
                                     Class SL-M8 and Class SL-M9 Certificates will benefit from the Swap Agreement for so long as such Swap Agreement is outstanding. The notional schedule for the Swap Agreement is available at the end of this Term Sheet.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Net WAC Rate Carryover               For any Distribution Date the "Net WAC Rate
Amount:                              Carryover Amount" for any class of Offered
                                     Certificates is equal to the sum of (i) the excess, if any, of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest accrued on such class based on the Net WAC Rate and
                                     (ii) the unpaid portion of any Net WAC Rate
                                     Carryover Amount from the prior
                                     Distribution Date together with accrued
                                     interest on such unpaid portion at the
                                     related Formula Rate. Any Net WAC Rate
                                     Carryover Amount will be paid on such
                                     Distribution Date or future Distribution
                                     Dates to the extent of funds available.

Net WAC Rate:                        The "Net WAC Rate" is a per annum rate
                                     (subject to adjustment based on the actual number of days elapsed in the related
                                     Accrual Period) equal to the weighted
                                     average of the Adjusted Net Mortgage Rates of the Mortgage Loans, minus an amount expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap
                                     Payment owed to the Swap Provider divided by the outstanding principal balance of the Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment
                                     (other than any Swap Termination Payment resulting from a Swap Provider Trigger
                                     Event), payable by the Trust, divided by the outstanding principal balance of the Mortgage Loans and (ii) 12. Because of the application of the funds from the Interest
                                     Coverage Account on the first Distribution
                                     Date, the Net WAC Rate will not be
                                     calculated for the first Distribution Date.

Interest Payment Priority:           On each Distribution Date, the Interest
                                     Remittance Amount will be distributed in the following order of priority:

                                       (i)     to the Swap Provider, any Net
                                               Swap Payment owed (other than a
                                               Swap Termination payment
                                               resulting from a Swap Provider
                                               default), on such Distribution
                                               Date,

                                       (ii)    to the holders of the Class SL-A
                                               Certificates, the Accrued
                                               Certificate Interest and any
                                               Unpaid Interest Amounts related
                                               to such Certificates; and

                                       (iii)   from the remaining Interest
                                               Remittance Amount, to the holders
                                               of the Class SL-M1, the Class
                                               SL-M2, the Class SL-M3, Class
                                               SL-M4, Class SL-M5, Class SL-M6,
                                               Class SL- M7, Class SL-M8, Class
                                               SL-M9 and the Class SL-B1
                                               Certificates, the Accrued
                                               Certificate Interest for each
                                               such class.

Principal Distribution Amount:       The Principal Distribution Amount for any
                                     Distribution Date will be the sum of (a) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related
                                     Determination Date; (b) the principal
                                     portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related
                                     Prepayment Period; (c) the principal
                                     portion of all other unscheduled
                                     collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (d) the amount of any Overcollateralization
                                     Increase Amount for such Distribution Date
                                     MINUS the amount of any
                                     Overcollateralization Release Amount for such Distribution.

Class SL-A Principal                 The Class SL-A Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     the Certificate Principal Balance of the Class SL-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 25.50% and (ii) the principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately
                                     $1,439,083.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Class SL-M1 Principal                The Class SL-M1 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A
                                     Certificates (after taking into account the payment of the Class SL-A Principal
                                     Distribution Amount) and (ii) the
                                     Certificate Principal Balance of the Class
                                     SL-M1 Certificates immediately prior to
                                     such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                                     35.10% and (ii) the aggregate principal
                                     balance of the Mortgage Loans as of the
                                     last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately
                                     $1,439,083.

Class SL-M2 Principal                The Class SL-M2 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A and
                                     Class SL-M1 Certificates (after taking into account the payment of the Class SL-A and Class SL-M1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class
                                     SL-M2 Certificates immediately prior to
                                     such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                                     43.70% and (ii) the aggregate principal
                                     balance of the Mortgage Loans as of the
                                     last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately
                                     $1,439,083.

Class SL-M3 Principal                The Class SL-M3 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A, Class
                                     SL-M1 and Class SL-M2 Certificates (after taking into account the payment of the Class SL-A, Class SL-M1 and Class SL- M2
                                     Principal Distribution Amount on such
                                     Distribution Date) and (ii) the Certificate
                                     Principal Balance of the Class SL-M3
                                     Certificates immediately prior to such
                                     Distribution Date over (y) the lesser of
                                     (A) the product of (i) approximately 49.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage
                                     Loans as of the last day of the related Due
                                     Period minus approximately $1,439,083.

Class SL-M4 Principal                The Class SL-M4 Principal Distribution
                                     Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A, Class
                                     SL-M1, Class SL-M2 and Class SL-M3
                                     Certificates (after taking into account the payment of the Class SL-A, Class SL-M1,
                                     Class SL-M2 and Class SL-M3 Principal
                                     Distribution Amount on such Distribution
                                     Date) and (ii) the Certificate Principal
                                     Balance of the Class SL-M4 Certificates
                                     immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                     (i) approximately 54.80% and (ii) the
                                     aggregate principal balance of the Mortgage
                                     Loans as of the last day of the related Due
                                     Period and (B) the aggregate principal
                                     balance of the Mortgage Loans as of the
                                     last day of the related Due Period minus approximately $1,439,083.

Class SL-M5 Principal                The Class SL-M5 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A, Class
                                     SL-M1, Class SL-M2, Class SL- M3 and Class
                                     SL-M4 Certificates (after taking into
                                     account the payment of the Class SL-A,
                                     Class SL-M1, Class SL-M2 Class SL-M3 and
                                     Class SL-M4 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class
                                     SL-M5 Certificates immediately prior to
                                     such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                                     60.20% and (ii) the aggregate principal
                                     balance of the Mortgage Loans as of the
                                     last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately
                                     $1,439,083.

Class SL-M6 Principal                The Class SL-M6 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A, Class
                                     SL-M1, Class SL-M2, Class SL- M3, Class
                                     SL-M4 and Class SL-M5 Certificates (after taking into account the payment of the Class SL-A, Class SL-M1, Class SL-M2 Class
                                     SL-M3, Class SL-M4 and Class SL-M5
                                     Principal Distribution Amount on such
                                     Distribution Date) and (ii) the Certificate
                                     Principal Balance of the Class SL-M6
                                     Certificates immediately prior to such
                                     Distribution Date over (y) the lesser of
                                     (A) the product of (i) approximately 65.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage
                                     Loans as of the last day of the related Due
                                     Period minus approximately $1,439,083.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Class SL-M7 Principal                The Class SL-M7 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A, Class
                                     SL-M1, Class SL-M2, Class SL- M3, Class
                                     SL-M4, Class SL-M5 and Class SL-M6
                                     Certificates (after taking into account the payment of the Class SL-A, Class SL-M1,
                                     Class SL-M2 Class SL-M3, Class SL-M4, Class
                                     SL- M5 and Class SL-M6 Principal
                                     Distribution Amount on such Distribution
                                     Date) and (ii) the Certificate Principal
                                     Balance of the Class SL-M7 Certificates
                                     immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                     (i) approximately 70.10% and (ii) the
                                     aggregate principal balance of the Mortgage
                                     Loans as of the last day of the related Due
                                     Period and (B) the aggregate principal
                                     balance of the Mortgage Loans as of the
                                     last day of the related Due Period minus approximately $1,439,083.

Class SL-M8Principal                 The Class SL-M8 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A, Class
                                     SL-M1, Class SL-M2, Class SL- M3, Class
                                     SL-M4, Class SL-M5, Class SL-M6 and Class
                                     SL-M7 Certificates (after taking into
                                     account the payment of the Class SL-A,
                                     Class SL-M1, Class SL-M2 Class SL-M3, Class
                                     SL-M4, Class SL-M5, Class SL-M6 and Class
                                     SL-M7 Principal Distribution Amount on such
                                     Distribution Date) and (ii) the Certificate
                                     Principal Balance of the Class SL-M8
                                     Certificates immediately prior to such
                                     Distribution Date over (y) the lesser of
                                     (A) the product of (i) approximately 74.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage
                                     Loans as of the last day of the related Due
                                     Period minus approximately $1,439,083.

Class SL-M9 Principal                The Class SL-M9 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the Certificate
                                     Principal Balance of the Class SL-A, Class
                                     SL-M1, Class SL-M2, Class SL- M3, Class
                                     SL-M4, Class SL-M5, Class SL-M6, Class
                                     SL-M7 and Class SL-M8 Certificates (after taking into account the payment of the Class SL-A, Class SL-M1, Class SL-M2 Class
                                     SL-M3, Class SL-M4, Class SL-M5, Class
                                     SL-M6, Class SL-M7 and Class SL-M8
                                     Principal Distribution Amount on such
                                     Distribution Date) and (ii) the Certificate
                                     Principal Balance of the Class SL-M9
                                     Certificates immediately prior to such
                                     Distribution Date over (y) the lesser of
                                     (A) the product of (i) approximately 78.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage
                                     Loans as of the last day of the related Due
                                     Period minus approximately $1,439,083.

Class SL-B1 Principal                The Class SL-B1 Principal Distribution
Distribution Amount:                 Amount is an amount equal to the excess of
                                     (x) the sum of (i) the aggregate
                                     Certificate Principal Balance of the Class
                                     SL-A, Class SL-M1, Class SL-M2, Class
                                     SL-M3, Class SL-M4, Class SL-M5, Class
                                     SL-M6, Class SL-M7, Class SL-M8 and Class
                                     SL-M9 Certificates (after taking into
                                     account the payment of the Class SL-A,
                                     Class SL-M1, Class SL-M2, Class SL-M3,
                                     Class SL-M4, Class SL-M5, Class SL-M6,
                                     Class SL-M7, Class SL-M8 and Class SL-M9
                                     Certificates Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class
                                     SL-B1 Certificates immediately prior to
                                     such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                                     83.20% and (ii) the aggregate principal
                                     balance of the Mortgage Loans as of the
                                     last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately
                                     $1,439,083.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Principal Payment Priority:          On each Distribution Date (a) prior to the
                                     Stepdown Date or (b) on which a Trigger
                                     Event is in effect, the Principal
                                     Distribution Amount shall be distributed as follows:

                                       (i)     to the Swap Provider, any Net
                                               Swap Payment owed (other than a
                                               Swap Termination payment
                                               resulting from a Swap Provider
                                               default), and not paid out of
                                               interest, as appropriate,

                                       (ii)    to the holders of the Class SL-A
                                               Certificates until the
                                               Certificate Principal Balance
                                               thereof has been reduced to zero;

                                       (iii)   to the holders of the Class SL-M1
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (iv)    to the holders of the Class SL-M2
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (v)     to the holders of the Class SL-M3
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (vi)    to the holders of the Class SL-M4
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (vii)   to the holders of the Class SL-M5
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (viii)  to the holders of the Class SL-M6
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (ix)    to the holders of the Class SL-M7
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (x)     to the holders of the Class SL-M8
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (xi)    to the holders of the Class SL-M9
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero; and

                                       (xii)   to the holders of the Class SL-B1
                                               Certificates, the Principal
                                               Distribution Amount remaining
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Principal Payment Priority                     On each Distribution Date (a) on
(continued):                                   or after the Stepdown Date and
                                               (b) on which a Trigger Event is
                                               not in effect, the Principal
                                               Distribution Amount, shall be
                                               distributed as follows:

                                       (i)     to the Swap Provider, any Net
                                               Swap Payment owed (other than a
                                               Swap Termination payment
                                               resulting from a Swap Provider
                                               default), as appropriate,

                                       (ii)    to the holders of the Class SL-A
                                               Certificates, the Class SL-A
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balances thereof have been
                                               reduced to zero;

                                       (iii)   to the holders of the Class SL-M1
                                               Certificates, the Class SL-M1
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (iv)    to the holders of the Class SL-M2
                                               Certificates, the Class SL-M2
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (vi)    to the holders of the Class SL-M3
                                               Certificates, the Class SL-M3
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (vii)   to the holders of the Class SL-M4
                                               Certificates, the Class SL-M4
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (viii)  to the holders of the Class SL-M5
                                               Certificates, the Class SL-M5
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;


                                       (ix)    to the holders of the Class SL-M6
                                               Certificates, the Class SL-M6
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (x)     to the holders of the Class SL-M7
                                               Certificates, the Class SL-M7
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (xi)    to the holders of the Class SL-M8
                                               Certificates, the Class SL-M8
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero;

                                       (xii)   to the holders of the Class SL-M9
                                               Certificates, the Class SL-M9
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero; and

                                       (xiii)  to the holders of the Class SL-B1
                                               Certificates, the Class SL-B1
                                               Principal Distribution Amount,
                                               until the Certificate Principal
                                               Balance thereof has been reduced
                                               to zero.

Realized Losses:                     The excess of the stated principal balance
                                     of a defaulted mortgage loan over the net liquidation proceeds (that are allocated to the principal balance of such mortgage loan). To the extent the Servicer receives subsequent recoveries with respect to any mortgage loan, the amount of any Realized
                                     Loss with respect to that mortgage loan
                                     will be reduced by such subsequent
                                     recoveries. Realized Losses refer to the aggregate amount of losses on the Mortgage
                                     Loans.

Allocation of Realized Losses:       Any Realized Losses on the Mortgage Loans
                                     on any Distribution Date will first be
                                     absorbed by Net Monthly Excess Cashflow,
                                     Net Swap Payments and the OC, then the
                                     Class SL-B1 Certificates, then the Class
                                     SL-M certificates in reverse numerical
                                     order. If on any Distribution Date as a
                                     result of Realized Losses on the Mortgage
                                     Loans, the aggregate certificate principal balance of the Class SL-A Certificates, the Class SL-M Certificates and Class SL-B1
                                     Certificates after giving effect to
                                     principal distributions on such date
                                     exceeds the aggregate stated principal
                                     balance of the Mortgage Loans as of the
                                     last day of the related Remittance Period, such excess (the "Realized Loss Amount") will be allocated to the Class SL-B1
                                     Certificates. Any such allocation to a
                                     class of Certificates will be effected by reducing the class certificate Balance of such class.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Net Monthly Excess                   With respect to any Distribution Date, any
Cashflow Distributions:              Net Monthly Excess Cashflow shall be
                                     distributed as follows:

                                       (i)     to the holders of the class or
                                               classes of Certificates then
                                               entitled to receive distributions
                                               in respect of principal, in an
                                               amount equal to the
                                               Overcollateralization Increase
                                               Amount, allocated as described
                                               under Principal Payment Priority
                                               above;

                                       (ii)    to the holders of the Class SL-M1
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such
                                               Certificates;

                                       (iii)   to the holders of the Class SL-M1
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;

                                       (iv)    to the holders of the Class SL-M2
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such
                                               Certificates;

                                       (v)     to the holders of the
                                               Class SL-M2 Certificates, in an
                                               amount equal to the previously
                                               allocated Realized Loss;

                                       (vi)    to the holders of the Class SL-M3
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such class;

                                       (vii)   to the holders of the Class SL-M3
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;

                                       (viii)  to the holders of the Class SL-M4
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such class;

                                       (ix)    to the holders of the Class SL-M4
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;

                                       (x)     to the holders of the Class SL-M5
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such class;

                                       (xi)    to the holders of the Class SL-M5
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;

                                       (xii)   to the holders of the Class SL-M6
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such class;

                                       (xiii)  to the holders of the Class SL-M6
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;

                                       (xiv)   to the holders of the Class SL-M7
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such class;

                                       (xv)    to the holders of the Class SL-M7
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;

                                       (xvi)   to the holders of the Class SL-M8
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such class;

                                       (xvii)  to the holders of the Class SL-M8
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;

                                       (xviii) to the holders of the Class SL-M9
                                               Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such class;

                                       (xix)   to the holders of the Class SL-M9
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

Net Monthly Excess Cashflow            (xx)    the holders of the Class SL-B1
Distributions(continued):                      Certificates, in an amount equal
                                               to the Interest Carry Forward
                                               Amount allocable to such
                                               Certificates;

                                       (xxi)   to the holders of the Class SL-B1
                                               Certificates, in an amount equal
                                               to the previously allocated
                                               Realized Loss;

                                       (xxii)  to make payments to the Net WAC
                                               Rate Carryover Reserve Account,
                                               to the extent required to
                                               distribute to the holders of the
                                               Certificates any Net WAC Rate
                                               Carryover Amounts for such
                                               classes;

                                       (xxiii) to the holders of the Class SL-B1
                                               Certificates until the
                                               Certificate Principal Balance
                                               thereof has been reduced to zero;
                                               and

                                       (xxiv)  to the holders of the Class SL-C
                                               Certificates and the Class R
                                               Certificates as provided in the
                                               Pooling and Servicing Agreement

Prepayment Penalty                             With respect to any Distribution
                                               Date, the Trust will generally
                                               distribute any prepayment
                                               penalties collected in the
                                               following order:

                                       (i)     to the holders of the Class SL-B1
                                               Certificates until the
                                               Certificate Principal Balance
                                               thereof has been reduced to zero;
                                               and

                                       (ii)    to the holders of the Class SL-C
                                               Certificates as provided in the
                                               Pooling and Servicing Agreement.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                        POOL II SWAP AGREEMENT SCHEDULE

                                        NOTIONAL       SWAP
             ACCRUAL      ACCRUAL       SCHEDULE       RATE
PERIOD        START         END            ($)         (%)
------      ----------   ----------     ---------     ------
   1         8/3/2006     9/25/2006     1,076,420     [5.80]
   2         9/25/2006   10/25/2006     1,066,764     [5.80]
   3        10/25/2006   11/25/2006     1,051,740     [5.80]
   4        11/25/2006   12/25/2006     1,035,304     [5.80]
   5        12/25/2006    1/25/2007     1,017,460     [5.80]
   6         1/25/2007    2/25/2007       998,256     [5.80]
   7         2/25/2007    3/25/2007       977,724     [5.80]
   8         3/25/2007    4/25/2007       956,864     [5.80]
   9         4/25/2007    5/25/2007       934,800     [5.80]
  10         5/25/2007    6/25/2007       911,556     [5.80]
  11         6/25/2007    7/25/2007       887,204     [5.80]
  12         7/25/2007    8/25/2007       861,792     [5.80]
  13         8/25/2007    9/25/2007       835,412     [5.80]
  14         9/25/2007   10/25/2007       810,196     [5.80]
  15        10/25/2007   11/25/2007       785,184     [5.80]
  16        11/25/2007   12/25/2007       759,328     [5.80]
  17        12/25/2007    1/25/2008       732,708     [5.80]
  18         1/25/2008    2/25/2008       705,420     [5.80]
  19         2/25/2008    3/25/2008       678,996     [5.80]
  20         3/25/2008    4/25/2008       653,412     [5.80]
  21         4/25/2008    5/25/2008       628,644     [5.80]
  22         5/25/2008    6/25/2008       604,656     [5.80]
  23         6/25/2008    7/25/2008       581,360     [5.80]
  24         7/25/2008    8/25/2008       538,020     [5.80]
  25         8/25/2008    9/25/2008       497,348     [5.80]
  26         9/25/2008   10/25/2008       460,500     [5.80]
  27        10/25/2008   11/25/2008       426,160     [5.80]
  28        11/25/2008   12/25/2008       394,184     [5.80]
  29        12/25/2008    1/25/2009       364,456     [5.80]
  30         1/25/2009    2/25/2009       349,892     [5.80]
  31         2/25/2009    3/25/2009       335,968     [5.80]
  32         3/25/2009    4/25/2009       322,648     [5.80]
  33         4/25/2009    5/25/2009       309,940     [5.80]
  34         5/25/2009    6/25/2009       297,808     [5.80]
  35         6/25/2009    7/25/2009       286,228     [5.80]
  36         7/25/2009    8/25/2009       275,192     [5.80]
  37         8/25/2009    9/25/2009       264,672     [5.80]
  38         9/25/2009   10/25/2009       254,656     [5.80]
  39        10/25/2009   11/25/2009       245,124     [5.80]
  40        11/25/2009   12/25/2009       236,060     [5.80]
  41        12/25/2009    1/25/2010       227,448     [5.80]
  42         1/25/2010    2/25/2010       219,276     [5.80]
  43         2/25/2010    3/25/2010       211,532     [5.80]
  44         3/25/2010    4/25/2010       204,196     [5.80]
  45         4/25/2010    5/25/2010       197,256     [5.80]
  46         5/25/2010    6/25/2010       190,704     [5.80]
  47         6/25/2010    7/25/2010       184,524     [5.80]
  48         7/25/2010    8/25/2010       178,704     [5.80]
  49         8/25/2010    9/25/2010       173,232     [5.80]
  50         9/25/2010   10/25/2010       167,284     [5.80]
  51        10/25/2010   11/25/2010       161,656     [5.80]
  52        11/25/2010   12/25/2010       156,340     [5.80]
  53        12/25/2010    1/25/2011       151,332     [5.80]
  54         1/25/2011    2/25/2011       146,612     [5.80]
  55         2/25/2011    3/25/2011       142,176     [5.80]
  56         3/25/2011    4/25/2011       138,016     [5.80]
  57         4/25/2011    5/25/2011       134,116     [5.80]
  58         5/25/2011    6/25/2011       130,476     [5.80]
  59         6/25/2011    7/25/2011       127,084     [5.80]
  60         7/25/2011    8/25/2011       123,936     [5.80]
  61         8/25/2011    9/25/2011       121,020     [5.80]
  62         9/25/2011   10/25/2011       116,692     [5.80]
  63        10/25/2011   11/25/2011       112,572     [5.80]
  64        11/25/2011   12/25/2011       108,660     [5.80]
  65        12/25/2011    1/25/2012       104,944     [5.80]
  66         1/25/2012    2/25/2012       101,416     [5.80]
  67         2/25/2012    3/25/2012        98,072     [5.80]
  68         3/25/2012    4/25/2012        94,912     [5.80]
  69         4/25/2012    5/25/2012        91,916     [5.80]
  70         5/25/2012    6/25/2012        89,092     [5.80]
  71         6/25/2012    7/25/2012        86,452     [5.80]
  72         7/25/2012    8/25/2012        83,972     [5.80]

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

            SENSITIVITY TABLE FOR THE OFFERED CERTIFICATES - TO CALL

The assumptions for the sensitivity table below are as follows:

- The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

-     1-month LIBOR remains static

-     10% Clean Up Call is exercised

                                           50 PPA       75 PPA      100 PPA      125 PPA      150 PPA       175 PPA
                                           ------       ------      -------      -------      -------       -------
CLASS SL-A  WAL                              2.88         1.84         1.21         0.99         0.85         0.74
            First Prin Pay                      1            1            1            1            1            1
            Last Prin Pay                     139           91           30           24           19           16

CLASS SL-M1 WAL                              7.72         5.83         5.33         3.63         3.16         2.43
            First Prin Pay                     45           53           30           24           19           16
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-M2 WAL                              7.72         5.46         4.73         3.90         2.96         2.52
            First Prin Pay                     45           47           47           39           30           25
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-M3 WAL                              7.72         5.34         4.33         3.48         2.70         2.27
            First Prin Pay                     45           45           43           35           27           23
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-M4 WAL                              7.72         5.28         4.17         3.32         2.61         2.18
            First Prin Pay                     45           43           40           33           25           21
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-M5 WAL                              7.72         5.25         4.08         3.23         2.55         2.13
            First Prin Pay                     45           42           38           31           24           20
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-M6 WAL                              7.72         5.22         4.01         3.17         2.51         2.09
            First Prin Pay                     45           41           36           29           23           19
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-M7 WAL                              7.72         5.20         3.97         3.12         2.48         2.06
            First Prin Pay                     45           40           35           28           22           19
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-M8 WAL                              7.72         5.19         3.93         3.09         2.46         2.04
            First Prin Pay                     45           39           34           27           22           18
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-M9 WAL                              7.72         5.18         3.91         3.06         2.44         2.03
            First Prin Pay                     45           39           33           27           21           18
            Last Prin Pay                     139           91           66           51           40           33

CLASS SL-B1 WAL                              1.16         1.15         1.14         1.13         1.13         1.10
            First Prin Pay                      1            1            1            1            1            1
            Last Prin Pay                      16           17           17           18           19           17

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

          SENSITIVITY TABLE FOR THE OFFERED CERTIFICATES - TO MATURITY

The assumptions for the sensitivity table below are as follows:

- The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

-     1-month LIBOR remains static

-     10% Clean Up Call is not exercised

                                50 PPA     75 PPA     100 PPA    125 PPA    150 PPA    175 PPA
                                ------     ------     -------    -------    -------    -------
CLASS SL-A  WAL                  3.04       1.96       1.21       0.99       0.85       0.74
            First Prin Pay          1          1          1          1          1          1
            Last Prin Pay         288        202         30         24         19         16

CLASS SL-M1 WAL                  8.55       6.41       6.89       4.79       4.09       3.13
            First Prin Pay         45         53         30         24         19         16
            Last Prin Pay         276        191        147        112         88         70

CLASS SL-M2 WAL                  8.54       6.04       5.14       4.21       3.21       2.70
            First Prin Pay         45         47         47         39         30         25
            Last Prin Pay         271        186        135        103         81         65

CLASS SL-M3 WAL                  8.53       5.91       4.74       3.78       2.95       2.46
            First Prin Pay         45         45         43         35         27         23
            Last Prin Pay         264        181        132        100         79         63

CLASS SL-M4 WAL                  8.53       5.85       4.58       3.63       2.85       2.36
            First Prin Pay         45         43         40         33         25         21
            Last Prin Pay         259        177        129         98         77         62

CLASS SL-M5 WAL                  8.52       5.81       4.48       3.53       2.79       2.30
            First Prin Pay         45         42         38         31         24         20
            Last Prin Pay         255        173        126         96         75         60

CLASS SL-M6 WAL                  8.50       5.77       4.41       3.46       2.74       2.27
            First Prin Pay         45         41         36         29         23         19
            Last Prin Pay         249        168        122         93         73         59

CLASS SL-M7 WAL                  8.49       5.74       4.35       3.41       2.71       2.23
            First Prin Pay         45         40         35         28         22         19
            Last Prin Pay         242        164        119         91         71         57

CLASS SL-M8 WAL                  8.46       5.70       4.31       3.37       2.68       2.21
            First Prin Pay         45         39         34         27         22         18
            Last Prin Pay         235        158        115         87         69         55

CLASS SL-M9 WAL                  8.44       5.68       4.27       3.32       2.65       2.18
            First Prin Pay         45         39         33         27         21         18
            Last Prin Pay         226        152        110         84         66         53

CLASS SL-B1 WAL                  1.16       1.15       1.14       1.13       1.13       1.10
            First Prin Pay          1          1          1          1          1          1
            Last Prin Pay          16         17         17         18         19         17

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

             AVAILABLE FUNDS SCHEDULE FOR THE OFFERED CERTIFICATES

         NET WAC(1,3)                             NET WAC(1,3)
PERIOD       (%)       AFC (2,3) (%)   PERIOD         (%)       AFC (2,3) (%)
------   ------------  -------------   ------     ------------  -------------
   1         N/A            N/A          34          10.46          21.86
   2        10.61          24.24         35          10.67          22.03
   3        10.43          24.03         36          10.46          21.79
   4        10.61          24.18         37          10.46          21.76
   5        10.43          23.97         38          10.67          21.95
   6        10.43          23.93         39          10.46          21.72
   7        11.03          24.48         40          10.67          21.92
   8        10.44          23.85         41          10.46          21.70
   9        10.63          23.99         42          10.46          21.70
  10        10.44          23.76         43          11.14          22.38
  11        10.63          23.88         44          10.46          21.72
  12        10.44          23.64         45          10.67          21.95
  13        10.45          23.58         46          10.46          21.77
  14        10.64          23.70         47          10.67          22.02
  15        10.45          23.44         48          10.46          21.86
  16        10.65          23.56         49          10.46          21.92
  17        10.45          23.30         50          10.67          22.15
  18        10.45          23.22         51          10.46          21.96
  19        10.87          23.54         52          10.66          22.17
  20        10.46          23.05         53          10.46          21.96
  21        10.66          23.16         54          10.46          21.96
  22        10.46          22.87         55          11.12          22.63
  23        10.67          22.97         56          10.46          21.96
  24        10.46          22.67         57          10.66          22.17
  25        10.46          22.57         58          10.46          21.96
  26        10.68          22.65         59          10.66          22.17
  27        10.47          22.34         60          10.46          21.96
  28        10.68          22.42         61          10.46          21.96
  29        10.47          22.08         62          10.66          22.17
  30        10.47          21.95         63          10.46          21.96
  31        11.18          22.48         64          10.66          22.17
  32        10.47          21.67         65          10.46          21.96
  33        10.67          21.73         66          10.46          21.96

(1) Assumes 1 month LIBOR remains at 5.40% and the cashflows are run to the Optional Termination at the pricing speed.

(2) Assumes 1 month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination at the pricing speed.

(3)   Assumes Net Swap Payments are included, as applicable.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                                 EXCESS SPREAD

                          EXCESS         EXCESS                                  EXCESS        EXCESS
                          SPREAD         SPREAD                                  SPREAD        SPREAD
                           UNDER          UNDER                                   UNDER        UNDER
              FWD 1-      STATIC       FORWARD                     FWD 1-        STATIC       FORWARD
              MONTH        LIBOR          LIBOR                     MONTH         LIBOR        LIBOR
PERIOD      LIBOR (%)    (%)(2,3,4)    (%)(1,2,4)     PERIOD      LIBOR (%)    (%)(2,3,4)    (%)(1,2,4)
------      ---------    ----------    ----------     ------      ---------    ----------    ----------
   1           N/A          N/A            N/A          34         5.34077        5.69          5.69
   2         5.46617       5.05           5.05          35         5.34917        5.75          5.75
   3         5.50320       5.07           5.07          36         5.37026        5.76          5.76
   4         5.48469       5.11           5.11          37         5.37142        5.77          5.77
   5         5.48026       5.13           5.13          38         5.38104        5.80          5.80
   6         5.48547       5.16           5.16          39         5.40355        5.78          5.78
   7         5.49181       5.24           5.24          40         5.40705        5.81          5.81
   8         5.48592       5.24           5.24          41         5.42265        5.79          5.79
   9         5.43262       5.29           5.29          42         5.44763        5.80          5.79
  10         5.42373       5.32           5.32          43         5.45173        5.87          5.87
  11         5.40793       5.37           5.37          44         5.45659        5.80          5.80
  12         5.35519       5.41           5.41          45         5.46699        5.82          5.82
  13         5.33860       5.46           5.46          46         5.47114        5.80          5.80
  14         5.31479       5.52           5.52          47         5.48044        5.82          5.82
  15         5.28698       5.56           5.56          48         5.49597        5.80          5.80
  16         5.26806       5.63           5.63          49         5.50156        5.80          5.80
  17         5.25523       5.68           5.68          50         5.51431        5.82          5.82
  18         5.26330       5.73           5.73          51         5.53025        5.80          5.80
  19         5.24842       5.79           5.79          52         5.53700        5.82          5.82
  20         5.23990       5.78           5.78          53         5.54895        5.80          5.80
  21         5.25637       5.83           5.83          54         5.56664        5.80          5.80
  22         5.24449       5.84           5.84          55         5.57156        5.86          5.86
  23         5.24492       5.89           5.89          56         5.57518        5.80          5.80
  24         5.26764       5.91           5.91          57         5.57943        5.82          5.82
  25         5.26007       5.94           5.94          58         5.58582        5.80          5.80
  26         5.26449       6.00           6.00          59         5.59416        5.82          5.82
  27         5.29029       6.02           6.02          60         5.60048        5.81          5.81
  28         5.28549       6.07           6.07          61         5.60712        5.81          5.81
  29         5.29235       6.09           6.09          62         5.58438        5.82          5.82
  30         5.31749       6.14           6.14          63         5.42457        5.80          5.80
  31         5.31581       6.25           6.25          64         5.42539        5.82          5.82
  32         5.31988       6.00           6.00          65         5.42624        5.80          5.80
  33         5.34204       5.84           5.84          66         5.42712        5.80          5.80

(1) The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% FRM PPC to the Clean-up Call Date (30/360 basis).

(2) Calculated as (a) interest collections on the collateral (net of the trust administration fees, master servicing fees, servicing fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period.

(3)   Assumes 1 month LIBOR stays at 5.40%.

(4)   Assumes Net Swap Payments are included, as applicable.

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                                BREAKEVEN LOSSES

                         STATIC INDICES (1,2,3,4,5,6,7)

TRANCHE                   SL-M1     SL-M2      SL-M3     SL-M4     SL-M5
B/E CDR (%)               20.21     17.34      15.48     13.92     12.37
CUMULATIVE LOSS (%)       37.05     33.07      30.31     27.89     25.36

TRANCHE                   SL-M6     SL-M7      SL-M8     SL-M9     SL-B1
B/E CDR (%)               10.98      9.64       8.47      7.54      7.08
CUMULATIVE LOSS (%)       23.00     20.62      18.46     16.68     15.78

1) At Pricing Speed

2) 6 Month Default Recovery Lag

3) 100% Loss Severity

4) 75% Prepayment Penalty Collection Rate

5) Run to Maturity

6) Triggers failing starting in period 1

7) 100% P and I advance

                         FORWARD INDICES (1,2,3,4,5,6,7)

TRANCHE                   SL-M1     SL-M2      SL-M3     SL-M4     SL-M5
B/E CDR (%)               20.21     17.33      15.48     13.92     12.36
CUMULATIVE LOSS (%)       37.05     33.05      30.31     27.89     25.35

TRANCHE                   SL-M6     SL-M7      SL-M8     SL-M9     SL-B1
B/E CDR (%)               10.97      9.63       8.46      7.54      7.08
CUMULATIVE LOSS (%)       22.98     20.60      18.44     16.68     15.78

1) At Pricing Speed

2) 6 Month Default Recovery Lag

3) 100% Loss Severity

4) 75% Prepayment Penalty Collection Rate

5) Run to Maturity

6) Triggers failing starting in period 1

7) 100% P and I advance

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                           MORTGAGE LOANS (AGGREGATE)
                             AS OF THE CUT-OFF DATE

                                                                                      MINIMUM         MAXIMUM
                                                                                    ------------    ------------
Scheduled Principal Balance              $287,816,649                               $      5,284    $    249,893
Average Scheduled Principal Balance      $     64,518
Number of Mortgage Loans                        4,461

Weighted Average Gross Coupon                  11.496%                                     6.000%         14.000%
Weighted Average FICO Score                       648                                        550             807
Weighted Average Original LTV                   19.39%                                      3.69%          25.00%
Weighted Average Combined Original LTV          99.58%                                     62.00%         100.00%

Weighted Average Original Term                    352                                         60             360
Weighted Average Stated Remaining Term            350                                         50             359
Weighted Average Seasoning                          2                                          1              10

Maturity Date                                                                         Oct 1 2010      Jul 1 2036

Maximum Zip Code Concentration                   0.39%      11208

Fixed Rate                                     100.00%      Cash Out Refinance                             18.08%
                                                            Home Improvement                                1.45%
5 Yr Fixed                                       0.06%      Purchase                                       79.91%
10 Yr Fixed                                      0.73%      Rate/Term Refinance                             0.56%
15 Yr Fixed                                      2.90%
20 Yr Fixed                                      0.32%      2 Units                                        12.11%
30 Yr Fixed                                     96.00%      3 Units                                         0.31%
                                                            4 Units                                         0.09%
Not Interest Only                              100.00%      Condominium                                     7.04%
                                                            Single Family                                  80.45%
Prepay Penalty: N/A                             45.02%
Prepay Penalty: 12 months                        7.76%      Non-owner                                       0.54%
Prepay Penalty: 24 months                       36.31%      Primary                                        99.39%
Prepay Penalty: 36 months                       10.91%      Second Home                                     0.07%

Second Lien                                    100.00%      Top 5 States:
                                                            California                                     26.57%
                                                            Florida                                        15.04%
Easy Documentation                               0.01%      New York                                       11.93%
Full Documentation                              53.24%      New Jersey                                      5.87%
Stated Documentation                            46.75%      Maryland                                        5.63%

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                       THE MORTGAGE LOANS - ALL COLLATERAL

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
Current Principal  Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
     Balance         Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
-----------------  ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
      1 -  50,000    2,044    $ 67,893,676    23.59%      11.780%          631       $  33,216      99.46%      70.49%      97.43%
 50,001 - 100,000    1,686     120,448,024    41.85       11.519           647          71,440      99.74       49.07      100.00
100,001 - 150,000      548      65,976,652    22.92       11.355           659         120,395      99.74       40.33      100.00
150,001 - 200,000      160      28,269,679     9.82       11.270           657         176,685      98.84       51.08      100.00
200,001 - 250,000       23       5,228,619     1.82       10.296           677         227,331      99.28      100.00      100.00
                     -----    ------------   ------       ------           ---       ---------      -----      ------      ------
  TOTAL:             4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====      ======      ======

                          DISTRIBUTION BY CURRENT RATE

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
  Current Rate       Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
---------------    ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
 9.001 -  9.500         67    $  4,743,016     1.65%       9.479%          688       $  70,791      98.56%      98.88%      99.75%
 9.501 - 10.000        382      27,178,509     9.44        9.829           689          71,148      99.63       94.66      100.00
10.001 - 10.500        341      26,369,925     9.16       10.232           677          77,331      99.47       80.31      100.00
10.501 - 11.000        541      43,057,945    14.96       10.842           679          79,590      99.67       23.48      100.00
11.001 - 11.500        748      53,348,156    18.54       11.268           659          71,321      99.71       28.62       99.92
11.501 - 12.000        421      27,297,990     9.48       11.837           635          64,841      99.63       54.16       99.50
12.001 - 12.500        773      41,145,700    14.30       12.289           612          53,229      99.62       74.08       99.11
12.501 - 13.000        966      50,927,692    17.69       12.743           609          52,720      99.47       55.61       98.40
13.001 - 13.500        198      12,618,079     4.38       13.129           626          63,728      99.51       15.87       98.49
13.501 - 14.000         24       1,129,637     0.39       13.722           617          47,068      98.37       60.27       83.93
                     -----    ------------   ------       ------           ---       ---------      -----       -----      ------
  TOTAL:             4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====       =====      ======

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                          DISTRIBUTION BY CREDIT SCORE

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
Credit Score         Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
------------       ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
  541 - 560             15    $    223,204     0.08%      12.323%          556       $  14,880      94.80%      96.39%      96.00%
  561 - 580             78       3,383,080     1.18       12.360           579          43,373      99.58       99.83       99.50
  581 - 600            827      41,197,879    14.31       12.460           590          49,816      99.57       99.82       99.75
  601 - 620            684      37,063,643    12.88       12.107           611          54,187      99.67       88.56       99.53
  621 - 640          1,000      63,351,130    22.01       12.197           629          63,351      99.64       30.85       99.56
  641 - 660            604      44,334,778    15.40       10.920           649          73,402      99.59       36.06       99.17
  661 - 680            466      35,263,532    12.25       10.815           670          75,673      99.51       37.25       98.76
  681 - 700            308      24,718,219     8.59       10.524           690          80,254      99.46       44.96       99.42
  701 - 720            182      14,027,004     4.87       10.555           709          77,071      99.34       43.49       99.42
  721 - 740            146      12,567,578     4.37       10.556           730          86,079      99.83       36.91       99.54
  741 - 760             98       7,677,152     2.67       10.507           751          78,338      99.32       47.38       99.53
  761 - 780             34       2,440,573     0.85       10.498           769          71,782      99.38       41.28       98.41
  781 - 800             15       1,309,331     0.45       10.825           788          87,289     100.00       30.20      100.00
  801 - 820              4         259,546     0.09       10.468           805          64,886     100.00       55.66      100.00
                     -----    ------------   ------       ------           ---       ---------     ------       -----      ------
    TOTAL:           4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========     ======       =====      ======

                              DISTRIBUTION BY LIEN

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
   Lien              Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
-----------        ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
Second Lien          4,461    $287,816,649   100.00%      11.496%          648          64,518      99.58%      53.24%      99.39%
                     -----    ------------   ------       ------           ---       ---------      -----       -----      ------
  TOTAL:             4,461    $287,816,649   100.00%      11.496%          648          64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====       =====      ======

                     DISTRIBUTION BY COMBINED ORIGINAL LTV

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
   Combined        Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
 Original LTV        Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
--------------     ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
60.01 -  65.00           1    $    191,953     0.07%      12.700%          592       $ 191,953      62.00%     100.00%     100.00%
70.01 -  75.00           2         261,089     0.09       11.326           694         130,544      73.59        0.00      100.00
75.01 -  80.00           2         222,314     0.08       10.853           735         111,157      80.00       10.07       89.93
80.01 -  85.00           5         429,195     0.15       10.600           667          85,839      83.46      100.00       83.58
85.01 -  90.00          36       2,536,206     0.88       11.192           664          70,450      89.19       51.59       94.00
90.01 -  95.00         282      11,530,738     4.01       11.823           640          40,889      94.72       71.55       87.12
95.01 - 100.00       4,133     272,645,153    94.73       11.487           648          65,968      99.97       52.46       99.99
                     -----    ------------   ------       ------           ---       ---------      -----       -----      ------
  TOTAL:             4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====       =====      ======

                          DISTRIBUTION BY ORIGINAL LTV

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
Original LTV         Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
-------------      ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
10.00 or less          257    $  7,380,149     2.56%      11.867%          643       $  28,717      95.02%      90.23%      76.35%
10.01 - 15.00          262      13,880,217     4.82       11.520           637          52,978      96.03       73.42      100.00
15.01 - 20.00        3,935     266,203,060    92.49       11.486           648          67,650      99.89       51.18      100.00
20.01 - 25.00            7         353,222     0.12       10.759           700          50,460     100.00       44.50      100.00
                     -----    ------------   ------       ------           ---       ---------     ------       -----      ------
  TOTAL:             4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========     ======       =====      ======

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                         DISTRIBUTION BY DOCUMENTATION

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
Documentation        Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
-------------      ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
    Easy                 3    $     30,490     0.01%      12.022%          606       $  10,163      92.26%       0.00%     100.00%
    Full             2,658     153,242,739    53.24       11.359           634          57,653      99.49      100.00       98.86
   Stated            1,800     134,543,420    46.75       11.653           663          74,746      99.68        0.00      100.00
                     -----    ------------   ------       ------           ---       ---------      -----       -----      ------
   TOTAL:            4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====       =====      ======

                            DISTRIBUTION BY PURPOSE

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
     Purpose         Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
----------------   ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
Home Improvement        47    $  4,171,255     1.45%      11.171%          644       $  88,750      99.43%      59.37%      97.77%
Purchase             3,630     229,989,625    79.91       11.544           649          63,358      99.76       49.69       99.50
Rate Term               24       1,606,523     0.56       11.465           638          66,938      99.26       63.07       98.88
Cashout                760      52,049,247    18.08       11.313           641          68,486      98.79       68.13       99.09
                     -----    ------------   ------       ------           ---       ---------      -----       -----      ------
TOTAL:               4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====       =====      ======

                           DISTRIBUTION BY OCCUPANCY

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
    Occupancy        Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
------------------ ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
    Second Home          7    $    187,483     0.07%      13.021%          661       $  26,783      95.00%     100.00%       0.00%
Non-Owner Occupied      69       1,558,082     0.54       12.737           658          22,581      93.80      100.00        0.00
  Owner Occupied     4,385     286,071,083    99.39       11.489           647          65,239      99.61       52.96      100.00
                     -----    ------------   ------       ------           ---       ---------      -----       -----      ------
      TOTAL:         4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====       =====      ======

                         DISTRIBUTION BY PROPERTY TYPE

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
Property Type        Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
-------------      ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
 Condominium           377    $ 20,248,463     7.04%      11.590%          647       $  53,709      99.71%      58.47%      99.02%
Single Family        3,631     231,558,123    80.45       11.506           645          63,773      99.56       57.06       99.51
 Two Family            420      34,856,648    12.11       11.362           664          82,992      99.72       23.82       99.07
Three Family            23         887,086     0.31       11.688           657          38,569      96.74       79.79       92.32
 Four Family            10         266,329     0.09       12.495           664          26,633      93.94      100.00       89.37
                     -----    ------------   ------       ------           ---       ---------      -----      ------      ------
   TOTAL:            4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====      ======      ======

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                             DISTRIBUTION BY STATE

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
    State            Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
--------------     ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
    ARIZONA             92    $  5,107,942     1.77%      11.652%          642       $  55,521      99.91%      57.88%      99.24%
   ARKANSAS              4         130,100     0.05       11.426           629          32,525      99.26      100.00      100.00
  CALIFORNIA           776      76,461,446    26.57       11.245           655          98,533      99.69       59.14       99.38
   COLORADO             68       3,232,076     1.12       11.156           635          47,531      98.61       81.03      100.00
  CONNECTICUT           66       3,557,014     1.24       11.466           636          53,894      99.69       63.35       99.32
   DELAWARE             11         391,545     0.14       12.190           618          35,595     100.00      100.00      100.00
 DISTRICT OF
   COLUMBIA             22       1,575,796     0.55       11.568           659          71,627      99.92       35.41      100.00
    FLORIDA            774      43,297,340    15.04       11.736           641          55,940      99.45       57.48       99.06
    GEORGIA            249       9,574,927     3.33       11.703           628          38,454      99.88       68.39       99.65
    HAWAII              41       3,725,762     1.29       11.560           665          90,872      99.64       23.35       99.16
     IDAHO              15         458,075     0.16       11.623           626          30,538      99.15       79.76      100.00
   ILLINOIS            342      15,971,676     5.55       11.575           646          46,701      99.62       42.79       99.11
    INDIANA             29         905,080     0.31       11.700           614          31,210      99.91       90.62      100.00
     IOWA                1          20,161     0.01       12.250           597          20,161     100.00      100.00      100.00
    KANSAS               6         196,398     0.07       11.785           627          32,733      99.35       63.35      100.00
   KENTUCKY             11         324,137     0.11       12.581           616          29,467     100.00       65.96      100.00
     MAINE               2          60,518     0.02       11.693           608          30,259     100.00       62.07      100.00
   MARYLAND            245      16,204,035     5.63       11.641           644          66,139      99.58       50.65       99.42
 MASSACHUSETTS         138       9,181,823     3.19       11.587           642          66,535      99.60       44.89       99.39
   MICHIGAN             73       2,587,510     0.90       12.101           616          35,445      99.81       67.41       98.34
   MINNESOTA            73       3,398,980     1.18       11.255           644          46,561      99.93       68.84       99.47
   MISSOURI             34       1,165,934     0.41       11.857           624          34,292      99.87       57.44      100.00
   NEBRASKA              1          27,085     0.01       12.075           609          27,085     100.00      100.00      100.00
    NEVADA              67       4,300,177     1.49       11.644           643          64,182      99.25       63.31       99.29
 NEW HAMPSHIRE           9         462,789     0.16       11.686           619          51,421     100.00       89.85      100.00
  NEW JERSEY           240      16,885,276     5.87       11.612           653          70,355      99.68       34.12       99.07
  NEW MEXICO            11         452,805     0.16       11.892           632          41,164      99.93       43.78      100.00
   NEW YORK            374      34,337,840    11.93       11.291           667          91,812      99.36       28.91       99.63
NORTH CAROLINA          80       2,781,733     0.97       11.577           624          34,772      99.08       86.23      100.00
     OHIO               43       1,797,402     0.62       11.540           628          41,800      99.05       70.49      100.00
   OKLAHOMA              7         324,079     0.11       12.094           619          46,297      99.91       68.61      100.00
    OREGON              22       1,100,201     0.38       11.510           637          50,009      99.62       83.08      100.00
 PENNSYLVANIA           53       2,511,639     0.87       11.744           639          47,389      99.61       54.89      100.00
 RHODE ISLAND           15         767,007     0.27       11.258           661          51,134     100.00       51.17      100.00
SOUTH CAROLINA          30       1,129,497     0.39       11.790           636          37,650      99.93       57.57      100.00
   TENNESSEE            34       1,052,881     0.37       12.030           622          30,967      99.99       82.23      100.00
     TEXAS              94       4,108,031     1.43       11.589           635          43,702      99.90       43.94      100.00
     UTAH               21         976,293     0.34       11.358           625          46,490     100.00       92.22      100.00
    VERMONT              2          99,267     0.03       11.527           613          49,634     100.00      100.00      100.00
   VIRGINIA            164      11,738,931     4.08       11.742           634          71,579      99.49       62.56      100.00
  WASHINGTON            59       3,308,056     1.15       11.261           644          56,069      98.92       74.15      100.00
 WEST VIRGINIA           1          16,503     0.01       12.400           597          16,503     100.00      100.00      100.00
   WISCONSIN            62       2,110,883     0.73       11.675           629          34,046      99.54       73.57       96.76
                     -----    ------------   ------       ------           ---       ---------     ------      ------      ------
    TOTAL:           4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========     ======      ======      ======

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                              DISTRIBUTION BY ZIP

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
 Zip                 Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
------             ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
11208                   11    $  1,120,890     0.39%      10.972%          686       $ 101,899      99.87%      21.68%     100.00%
11207                    9         954,059     0.33       11.199           649         106,007     100.00       32.64      100.00
11236                    8         922,319     0.32       11.984           648         115,290      99.65       25.91      100.00
11413                    9         856,669     0.30       10.932           672          95,185     100.00       51.01      100.00
33971                   18         848,477     0.29       12.203           627          47,138      99.75       53.56      100.00
11434                    9         835,120     0.29       10.932           676          92,791      99.57       15.03      100.00
11550                    9         828,323     0.29       11.514           655          92,036     100.00       10.22      100.00
20721                    5         755,104     0.26       10.724           652         151,021     100.00       75.74      100.00
33165                    9         748,086     0.26       11.792           640          83,121     100.00       38.54      100.00
11221                    6         698,474     0.24       11.237           627         116,412     100.00       82.12      100.00
Other                4,368     279,249,128    97.02       11.501           647          63,931      99.57       53.68       99.37
                     -----    ------------   ------       ------           ---       ---------     ------       -----      ------
TOTAL:               4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========     ======       =====      ======

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                             Pct. Of                                              Weighted
 Remaining                                   Pool By   Weighted Avg.                    Avg.        Avg.
 Months To         Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
 Maturity            Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
-----------        ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
180 or less            467    $ 10,592,804     3.68%      11.996%          628       $  22,683      98.63%      72.33%      89.53%
 181 - 240              23         910,636     0.32       12.226           628          39,593      99.14       68.38       89.01
 241 - 360           3,971     276,313,210    96.00       11.475           648          69,583      99.61       52.46       99.81
                     -----    ------------   ------       ------           ---       ---------      -----       -----      ------
   TOTAL:            4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====       =====      ======

                        DISTRIBUTION BY AMORTIZATION TYPE

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
                   Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
Amortization Type    Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
-----------------  ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
    5 Yr Fixed           7    $    162,512     0.06%      12.625%          635       $  23,216      94.00%     100.00%      37.77%
   10 Yr Fixed          70       2,090,290     0.73       11.908           635          29,861      98.16       53.01       91.68
   15 Yr Fixed         390       8,340,001     2.90       12.006           626          21,385      98.84       76.64       90.00
   20 Yr Fixed          23         910,636     0.32       12.226           628          39,593      99.14       68.38       89.01
   30 Yr Fixed       3,971     276,313,210    96.00       11.475           648          69,583      99.61       52.46       99.81
                     -----    ------------   ------       ------           ---       ---------      -----      ------      ------
      TOTAL:         4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====      ======      ======

                     DISTRIBUTION BY PREPAYMENT PENALTY TERM

                                             Pct. Of                                              Weighted
                                             Pool By   Weighted Avg.                    Avg.        Avg.
 Prepayment        Number of    Principal   Principal      Gross      Weighted Avg.  Principal    Combined       Pct.    Pct. Owner
Penalty Term         Loans       Balance     Balance      Coupon      Current FICO    Balance   Original LTV   Full Doc   Occupied
------------       ---------  ------------  ---------  -------------  -------------  ---------  ------------  ---------  ----------
      0              2,107    $129,572,458    45.02%      11.600%          650       $  61,496      99.51%      44.82%      99.25%
     12                253      22,322,654     7.76       11.289           665          88,232      99.59       42.22       99.40
     24              1,576     104,510,153    36.31       11.444           642          66,314      99.70       61.15       99.65
     36                525      31,411,384    10.91       11.391           642          59,831      99.43       69.51       99.13
                     -----    ------------   ------       ------           ---       ---------      -----       -----      ------
   TOTAL:            4,461    $287,816,649   100.00%      11.496%          648       $  64,518      99.58%      53.24%      99.39%
                     =====    ============   ======       ======           ===       =========      =====       =====      ======

[FREMONT INVESTMENT & LOAN LOGO]        FREMONT HOME LOAN TRUST 2006-B (POOL II)
                                                                    SECOND LIENS

                     FOR ADDITIONAL INFORMATION PLEASE CALL:

                               UBS INVESTMENT BANK

ABS BANKING
   Paul Scialabba                                      (212) 713-9832
   Patrick Fitzsimonds                                 (212) 713-6271
   Michael Zentz                                       (212) 713-6099
   Sharmeen Khan                                       (212) 713-6252

STRUCTURING/COLLATERAL
   Michael Leung                                       (212) 713-8661
   Verdi Contente                                      (212) 713-2713
   John Fernandez                                      (212) 713-8859
   Brian Kramer                                        (212) 713-1040

TRADING/SYNDICATE
   Jack McCleary                                       (212) 713-4330
   Rick Onkey                                          (212) 713-4002
   Joe Ruttle                                          (212) 713-2252
   Michael Boyle                                       (212) 713-4129

                                RATING AGENCIES

MOODY'S
   Todd Swanson                      (415) 274-1714
                                     todd.swanson@moodys.com

STANDARD & POOR'S
   Leo Yioupis                       (212) 438-1261
                                     leo_yioupis@standardandpoors.com
FITCH
   Rachel Brach                      (212) 908-0224
                                     rachel.brach@fitchratings.com